Exhibit 99.1

Paysign, Inc. Reports Record Second Quarter 2019

Revenues and Net Income

Second Quarter 2019 Revenue increased by 58.2%, Net Income by 137.5%

and Adjusted EBITDA by 123.3% when compared to the same period in 2018.

HENDERSON, Nev.--(BUSINESS WIRE)-- Paysign, Inc. (NASDAQ: PAYS), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, today reported financial results for the second quarter ended June 30, 2019.

Financial Highlights

•	Revenue for the quarter ended June 30, 2019 was $8,636,271, an increase of 58.2% percent compared to $5,460,723 for the same period last year. Revenue for the six months ended June 30, 2019 was $15,893,561, an increase of 56.8% compared to $10,137,042 for the same period last year. The increase in revenue is attributable to continued growth within our existing programs and the addition of new card programs in both existing and new industry verticals.

•	Second quarter 2019 gross profit increased 92.3% to $5.0 million or 58.3% of revenues, compared to $2.6 million or 48.0% of revenue in second 2018. 2019 six month gross profit increased 81.2% to $8.8 million, or 55.5% of revenue, from $4.9 million or 48.0% of revenue in 2018. The increase was primarily driven by a favorable mix towards higher margin card programs.

•	Total operating expenses in the second quarter were $3.4 million compared to $3.0 million in the prior quarter, and to $1.9 million in the second quarter of 2018. The increase compared to the same period the prior year is primarily attributable to increases in leadership and staffing, investments in infrastructure, and increased stock-based compensation.

•	Net Income for the quarter ended June 30, 2019 was $1,738,791, or $0.04 per basic share, an increase of 137.5% compared to $732,056 or $.02 per basic share in the same period the prior year. 2019 six month net income was $2,610,462, or $0.06 per basic share, an increase of 128.1% compared to $1,144,563, or $03 per basic share in the same period the prior year. For the six month period fully diluted earnings per share was $.05 versus $.02 the prior year.

•	Non-GAAP Adjusted EBITDA was $2,593,676, or $0.05 per basic share in the quarter ended June 30, 2019 an increase of 123.3% compared to $1,161,669, or $0.03 per basic share in the same period the prior year. Six month non-GAAP Adjusted EBITDA for 2019 was $4,311,154, or $0.09 per basic share, an increase of 122.6% compared to $1,936,609, or $.04 per basic share in the same period in the prior year.

•	Our revenue conversion rate of gross dollar volume loaded on cards for the quarter was 4.21% or 421 bps compared to 3.66% or 366 bps the same period the prior year.

Management Commentary

“We are very pleased with our results, as we’ve delivered three and six month record revenue and net profit,” said Mark Newcomer, Chief Executive Officer, Paysign. “Our strong results demonstrate our continued ability to execute and to grow our new and existing business lines.”

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“We delivered strong results across the board in the second quarter, as we continued to operationalize our strategic initiatives,” commented Dan Henry, Chairman, Paysign. “As we look ahead, we remain focused on execution, profitability and maximizing shareholder value.”

“As anticipated, we continue to experience an expansion in gross and net margins, as we benefit from higher margin industry mix and improved operating leverage,” stated Mark Attinger, Chief Financial Officer, Paysign.

Conference Call

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About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is an experienced and trusted prepaid debit card payment solutions provider and integrated payment processor with over 2.5 million cardholders in its portfolio. Paysign designs and develops payment solutions, prepaid card programs, and customized payment services for consumer, corporate and public sector applications.

Paysign’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. Paysign’s customizable solutions offer significant cost savings while improving brand recognition and customer loyalty. For over 15 years, healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state of the art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at paysign.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. Paysign undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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PAYSIGN, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenue	$8,636,271	$5,460,723	15,893,561	10,137,042

Cost of revenues	3,598,038	2,840,876	7,080,174	5,274,086

Gross profit	5,038,233	2,619,847	8,813,387	4,862,956

Operating expense
Depreciation and amortization	395,510	250,447	729,271	496,079
Selling, general and administrative	3,012,971	1,667,856	5,717,921	3,247,321

Total operating expenses	3,408,481	1,918,303	6,447,192	3,743,400

Income from operations	1,629,752	701,544	2,366,195	1,119,556

Other income (expense)
Other (expense)	–	(3,125)	–	(31,125)
Interest income	131,811	33,015	250,985	53,615
Total other income/ (expense)	131,811	29,890	250,985	22,490

Income before income tax expense and noncontrolling interest	1,761,563	731,434	2,617,180	1,142,046

Income tax expense	23,276	–	7,786	–

Net income before income tax benefit and noncontrolling interest	1,738,287	731,434	2,609,394	1,142,046

Net loss attributable to noncontrolling interest	504	622	1,068	2,517

Net income attributable to Paysign, Inc.	$1,738,791	$732,056	2,610,462	1,144,563

Net income per common share – basic	$0.04	$0.02	0.06	0.03
Net income per common share - fully diluted	$0.03	$0.01	0.05	0.02

Weighted average common shares outstanding - basic	47,310,209	45,560,692	47,136,608	45,359,479
Weighted average common shares outstanding - fully diluted	54,967,595	51,988,192	54,739,483	51,437,538

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2019 AND DECEMBER 31, 2018

	June 30, 2019 (Unaudited)	December 31, 2018 (Audited)
ASSETS

Current assets
Cash	$6,289,008	$5,615,073
Cash restricted	42,600,430	26,050,668
Accounts receivable	948,892	337,303
Prepaid expenses and other assets	966,633	1,175,241
Total current assets	50,804,963	33,178,285

Fixed assets, net	969,161	883,490

Intangible assets, net	2,268,611	2,115,933

Total assets	$54,042,735	$36,177,708

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,005,867	$1,327,497
Customer card funding	40,323,617	25,960,974
Total current liabilities	41,329,484	27,288,471

Total liabilities	41,329,484	27,288,471

Equity
Preferred stock: $0.001 par value; 25,000,000 shares authorized; none issued and outstanding at June 30, 2019 and December 31, 2018	–	–
Common stock: $0.001 par value; 150,000,000 shares authorized, 47,556,912 and 46,440,765 issued at June 30, 2019 and December 31, 2018, respectively	47,557	46,441
Additional paid-in capital	9,833,648	8,620,144
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings	3,190,044	579,582
Total Paysign, Inc.'s stockholders' equity	12,921,249	9,096,167
Noncontrolling interest	(207,998)	(206,930)
Total equity	12,713,251	8,889,237

Total liabilities and equity	$54,042,735	$36,177,708

See accompanying notes to unaudited condensed consolidated financial statements.

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use a non-GAAP measure of Adjusted EBITDA defined as net income less the following cash and non-cash items: interest, taxes, stock-based compensation, amortization and depreciation. We believe this non-GAAP measure helps investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the Company’s financial statements prepared in accordance with GAAP.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance.

Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA or any other non-GAAP measures may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and non-GAAP measures in the same manner.

PAYSIGN, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to Paysign, Inc.	$1,738,791	$732,056	$2,610,462	$1,144,563
Income tax benefit	23,276	–	7,786	–
Interest	(131,811)	(33,015)	(250,985)	(53,615)
Depreciation and amortization	395,510	250,447	729,271	496,079
EBITDA	2,025,766	949,488	3,096,534	1,587,027
Stock-based compensation	567,910	212,181	1,214,620	349,582
Adjusted EBITDA	2,593,676	1,161,669	4,311,154	1,936,609

Non-GAAP EPS - basic	$0.05	$0.03	$0.09	$0.04
Non-GAAP EPS - fully diluted	$0.05	$0.02	$0.08	$0.04

Contacts

Paysign, Inc.
Jim McCroy, 702-749-7269
Investor Relations
ir@paysign.com
www.paysign.com

Source: Paysign, Inc.

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